UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 23, 2013 (August 19, 2013)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2013, Dean Foods Company (the “Company”) entered into a Supplier Agreement (the “Supplier Agreement”) with Wal-Mart Stores, Inc. (“WSI”), Wal-Mart Stores East, LP, Wal-Mart Stores East, Inc., Wal-Mart Stores Texas, LP, Sam’s West, Inc., Sam’s East, Inc. and their affiliates (the “Walmart Entities”) as well as a Supplier Agreement Addendum-Private Label Milk Commitment with WSI (the “WSI Addendum”). The Supplier Agreement is effective as of May 13, 2013 and the WSI Addendum is effective as of April 1, 2013, as certain provisions in the Supplier Agreement and the WSI Addendum are effective retroactively to those respective dates. The material terms of the Supplier Agreement and the WSI Addendum are summarized below. The Company expects to file the Supplier Agreement and the WSI Addendum as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The Supplier Agreement generally sets forth the terms and conditions under which the Company will sell certain products to the Walmart Entities. The WSI Addendum further amends the Supplier Agreement to set forth the terms and conditions under which the Company will sell all of WSI’s requirements of certain fluid milk products under WSI’s “Great Value” private label brand at the locations specified in the WSI Addendum. The term of the WSI Addendum varies according to geographical location.

The Supplier Agreement and the WSI Addendum contain specifications, warranties, representations and covenants, including confidentiality, audit rights, indemnification, insurance requirements and force majeure provisions. Pursuant to the Supplier Agreement and the WSI Addendum, the Company will be required to comply with certain quality control, sampling and product retention guidelines.

Either party may terminate the WSI Addendum if the other party (i) commits a material breach of the WSI Addendum or the Supplier Agreement, the other party will have the right to terminate the WSI Addendum upon written notice of the breach and if such breach is not cured within a specified number of days (or within a specified number of days if the other party commences commercially reasonable efforts to cure such breach) or (ii) files a petition for relief under applicable bankruptcy law that is not dismissed within 90 days, makes an assignment for the benefit of creditors, or a receiver is appointed for such other party. WSI may also terminate the WSI Addendum if the Company fails to maintain certain insurance coverage required by the Supplier Agreement, fails to meet certain dedicated delivery milestones or if there are certain recalls or product safety issues with the Company’s products. If the WSI Addendum expires or is terminated, WSI will be obligated to purchase all of the Company’s finished goods inventory of the products in an amount not to exceed the products purchased in the 14 days prior to such termination or expiration (provided that WSI will not be required to purchase any defective or non-conforming products).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2013	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
Executive Vice President, General Counsel and Corporate Secretary